EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      The certification set forth below is being submitted in connection with the Quarterly Report of CSK Auto Corporation on Form 10-Q for the period ending October 31, 2004 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d -14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

      Maynard L. Jenkins, the Chief Executive Officer and Don W. Watson, the Chief Financial Officer of CSK Auto Corporation, each certifies that to the best of their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of CSK Auto Corporation.

/s/ MAYNARD L. JENKINS

Maynard L. Jenkins
Chief Executive Officer

December 9, 2004

/s/ DON W. WATSON

Don W. Watson
Chief Financial Officer

December 9, 2004